2015 Annual Shareholders Meeting 1 February 18, 2015

Forward Looking Statements This presentation contains statements about future events that constitute forward - looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward - looking statements may be identified by reference to a future period or periods, or by the use of forward - looking terminology, such as “may,” “will,” “believe,” “expect,” or similar terms or variations on those terms, or the negative of those terms. Forward - looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risk - factors previously disclosed in the Company’s filings with the SEC, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of the Company’s pricing, products and services, and with respect to the loans extended by the Bank and real estate owned, the following: risks related to the economic environment in the market areas in which the Bank operates, particularly with respect to the real estate market in New Jersey; the risk that the value of the real estate securing these loans may decline in value; and the risk that significant expense may be incurred by the Company in connection with the resolution of these loans. The Company wishes to caution readers not to place undue reliance on any such forward - looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward - looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 2

Company Overview

Magyar Bancorp, Inc. Overview ▪ Magyar Bank, a New Jersey chartered savings bank originally founded in 1922, is the wholly owned subsidiary of Magyar Bancorp, Inc. ▪ Magyar Bancorp, Inc., trades on NASDAQ under the symbol MGYR. Currently 45.0% is owned by public shareholders. The balance of the shares outstanding are owned by Magyar Bancorp, MHC. ▪ As of September 30, 2014, we had $530 million in total assets, $404 million in net loans, $448 million in deposits and $46 million in stockholders’ equity. ▪ Magyar Bank conducts its business from its main office in New Brunswick and five additional branch offices located in North Brunswick, South Brunswick, Branchburg, Bridgewater, and North Edison, New Jersey. 4

5 Magyar Bank Branch Locations Branchburg Bridgewater New Brunswick - HQ North Brunswick Edison South Brunswick

Deposits by Branch $122.1 $105.8 $103.4 $45.2 $27.7 $35.0 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 New Brunswick - HQ South Brunswick North Brunswick Branchburg Bridgewater Edison Dollars in Millions 6 as of 12/31/14

2014 Review ▪ Non - performing loans declined 37% ▪ Non - performing assets declined 11% ▪ Sold nine OREO properties with a carrying value of $1.8 million ▪ Year End Net Interest Margin increased to 3.35% in 2014 compared to 3.27% in 2013 despite historically low interest rates ▪ Net Income for FY14 increased 119% over FY13 ▪ MGYR stock price up 14% during Fiscal Year 2014 ▪ Checking deposits as a percentage of total deposits on 9/30/14 were 29.3% 7

Financial Highlights 8

Asset Trend $537.9 $524.0 $508.8 $537.7 $530.4 $524.5 $490.0 $495.0 $500.0 $505.0 $510.0 $515.0 $520.0 $525.0 $530.0 $535.0 $540.0 $545.0 9/30/10 9/30/11 9/30/12 9/30/13 9/30/14 12/31/14 Dollars in Millions Total Assets 9

Loan Composition $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 $400.0 $450.0 9/30/10 9/30/11 9/30/12 9/30/13 9/30/14 12/31/14 Dollars in Millions 1-4 Family Residential Commercial Real Estate Construction Commercial/Business HELOC Other 10 $406.8 $408.5 $384.9 $388.9 $399.6 $410.5

Non - Performing Loans $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 9/30/10 9/30/11 9/30/12 9/30/13 9/30/14 12/31/14 Dollars in Thousands Other HELOC 1-4 Family Residential Commercial/Business Commercial RE Construction $28,000 $10,584 $28,160 $20,074 $15,656 $9,785 11

Other Real Estate Owned $12,655 $16,595 $13,381 $14,756 $17,342 $15,084 $- $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 $20,000 9/30/10 9/30/11 9/30/12 9/30/13 9/30/14 12/31/14 Dollars in Thousands 12

Sale of Other Real Estate Owned (OREO) ▪ Fiscal Year 2014 - Magyar Bank sold nine OREO properties with an aggregate carrying value of $1.8 million for a net gain of $23,000. ▪ Magyar Bank was able to secure the title for 25 other properties totaling $ 4.7 million during Fiscal Year 2014. ▪ 1 st Quarter of Fiscal Year 2015 – Magyar Bank sold 7 properties totaling $3.8 million. At 12/31/14 Magyar Bank had contracts of sale on 8 properties totaling $945,000. ▪ Strategies in addressing OREO properties ▪ Aggressively market property to receive full current value ▪ Selling properties to a developer and completing partially completed homes ▪ Transition from sales to rentals to offset carrying costs 13

Non - Performing Assets/Assets 5.21% 5.37% 3.95% 2.91% 1.84% 2.01% 2.35% 3.17% 2.62% 2.74% 3.27% 2.88% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 9/30/10 9/30/11 9/30/12 9/30/13 9/30/14 12/31/14 Non-Performing Loans OREO 14 5.11% 7.56% 8.54% 6.57% 5.65% 4.89%

Deposit Composition $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 $400.0 $450.0 $500.0 9/30/10 9/30/11 9/30/12 9/30/13 9/30/2014 12/31/14 Dollars in Millions CDs Savings Accounts Money Market Accounts Checking $445.8 $428.0 $424.9 $416.6 $453.3 $448.5 15

Checking Deposit Growth $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 $160,000 9/30/10 9/30/11 9/30/12 9/30/13 9/30/14 12/31/14 Dollars in Thousands Non-Interest Checking Interest Checking 16 $88,771 $129,965

Quarterly Net Interest Margin 3.27% 3.33% 3.33% 3.34% 3.38% 3.33% 2.64% 3.04% 2.73% 2.53% 2.52% 2.17% 2.98% 3.08% 3.09% 3.05% 3.09% 3.06% 2.00% 2.20% 2.40% 2.60% 2.80% 3.00% 3.20% 3.40% 3.60% 9/30/13 12/31/13 3/31/14 6/30/14 9/30/14 12/31/14 MGYR Net Interest Margin 10-yr. Treasury Yield Average - MHC Peer Group 17 MHC Peer Group – MHCs in NJ, NY, CT, PA, DE with Assets $200M - $1.5B Source: SNL Financial

Pre - Tax Quarterly Net Income $218 $174 $53 $265 $272 $256 $- $100 $200 $300 9/30/13 12/31/13 3/31/14 6/30/14 9/30/14 12/31/14 Dollars in Thousands 18

Stockholders Equity 19 MGYR Remains Well - Capitalized $44.5 $46.2 $43.5 $44.0 $44.5 $45.0 $45.5 $46.0 $46.5 9/30/11 9/30/12 9/30/13 9/30/14 12/31/14 (Dollars in Millions) Total Equity $7.67 $7.94 $7.50 $7.55 $7.60 $7.65 $7.70 $7.75 $7.80 $7.85 $7.90 $7.95 $8.00 9/30/11 9/30/12 9/30/13 9/30/14 12/31/14 Book Value Per Share

Stock Price Performance 20

MGYR Stock Performance (20.00) 0.00 20.00 40.00 60.00 80.00 100.00 120.00 Percentage Change MGYR SNL U.S. Thrift SNL Thrift MHCs MGYR Stock Price 2/11/2012 - $4.30 2/11/2015 - $8.41 95.5% 65.8% 43.7% 21

Fiscal Year 2015 Outlook 22

Fiscal Year 2015 Outlook • Focus on residential and commercial lending • Continued reduction in non - performing assets • Continued focus on non - interest expenses • These strategies will further increase net income and correspond to enhanced shareholder value 23

Fiscal Year 2015 Outlook • Non - Interest Checking Growth • Regulatory Impact • Web site/Online Banking Upgrade 24

Questions? 25